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                                                                  EXHIBIT 10.28


                    SPLIT DOLLAR LIFE INSURANCE AGREEMENT


     This Agreement made and entered into between PULITZER PUBLISHING COMPANY, a Delaware corporation (the "Corporation"), and Richard A. Palmer, Trustee of the Michael E. Pulitzer 1996 Life Insurance Trust (the "Trustee").

     WHEREAS, the services of Michael E. Pulitzer (the "Employee"), the Employee's experience and knowledge of the affairs of the Corporation, and the Employee's reputation and contacts in the business are extremely valuable to the Corporation;

     WHEREAS, the Corporation desires that the Employee remain in its service and wishes to receive the benefit of the Employee's knowledge, experience, reputation and contacts;

     WHEREAS, the Corporation is willing to encourage the Employee's continued service to the Corporation by joining with the Trustee for the mutual benefit of the parties hereto in an investment in life insurance on the life of the Employee so as to provide life insurance protection for the Employee's family;

     WHEREAS, the Trustee will be the owner of the Insurance Policies (as defined below) on the life of the Employee acquired pursuant to the terms of this Agreement, and the Corporation's Investment (as defined below) in each Insurance Policy will be represented by an assignment from the Trustee to the Corporation of certain ownership rights in the Insurance Policy; and

     WHEREAS, this Agreement is intended to qualify as a life insurance employee benefit plan as described in Rev. Rul. 64-328, 1964-2 CB 11.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Corporation and the Trustee hereby agree as follows:

                                   ARTICLE I

                                  Definitions
     A. "Agreement" means this Agreement, as it may be amended from time to time.

     1.2 "Corporation's Investment" means the interest of the Corporation in an Insurance Policy, as defined in Section 4.1 of the Agreement.

     1.3 "Insurance Policies" means the policy or policies shown on the attached Exhibit A, together with any other policies that may be added to this Agreement.

     1.4 "Insurer" means the insurance company issuing an Insurance Policy subject to this Agreement.

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     1.5 "Trust" means the trust or trusts created by that certain instrument dated December 17, 1996, between Michael E. Pulitzer, as Grantor, and Richard
A. Palmer, as Trustee.

                                   ARTICLE II

                               Insurance Policies

     2.1 The Trustee has purchased insurance on the life of the Employee, for the benefit of the Trust, under the Insurance Policies and in the amounts shown on Exhibit A.
                                  ARTICLE III

                      Premium Payments and Death Benefits

     3.1 Subject to the provisions hereof, the Corporation shall pay the actual premium required to keep each Insurance Policy in force on or before the due date of the premium payment. The Corporation, in its discretion, may make a premium payment with respect to each Insurance Policy in an amount greater than the required amount, provided that such payment will not result in the Insurance Policy's failing to meet the definition of a life insurance contract under Section 7702 of the Internal Revenue Code of 1986, as amended.

     3.2 The Trustee will elect Death Benefit Option 2 for each Insurance Policy and may not change the election without the prior written consent of the Corporation.

                                   ARTICLE IV

                            Corporation's Investment

     4.1 The Corporation's Investment in each Insurance Policy shall be the greater of (a) the cash surrender value of the Insurance Policy or (b) the sum of the amounts paid by the Corporation as premiums on the Insurance Policy reduced by the sum of any withdrawals from the Insurance Policy by the Corporation; provided, however, that the Corporation's Investment as determined by this section shall be reduced by the sum of (i) the amount of any indebtedness which may exist against the Insurance Policy and (ii) the amount of any unpaid interest on such indebtedness.

     4.2 The Trustee will collaterally assign each Insurance Policy acquired pursuant to the terms of this Agreement to the Corporation as evidence of the Corporation's Investment. Each collateral assignment will be in substantially the form attached hereto as Exhibit B and will not be altered or changed without the prior written consent of the Corporation.

     4.3 The Corporation is prohibited from taking any action with respect to each Insurance Policy which would endanger either the interest of the Trustee therein or the payment of proceeds in excess of the Corporation's Investment to any beneficiary designated by the Trustee upon the Employee's death.


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The Corporation is specifically prohibited from surrendering the Insurance
Policies for cancellation except as provided in section 6.2 hereof. However, the Corporation is specifically authorized to borrow against or pledge the Insurance Policies, to direct the investments of the cash values of the Insurance Policies in accordance with the provisions thereof and to withdraw funds from the Insurance Policies; provided, however, that if the loans or withdrawals from the Insurance Policies result in the Trustee's being liable for income taxes, the Corporation shall pay to the Trustee the amount of such income taxes.

     4.4 The Trustee specifically has the power to assign all rights of the Trustee in the Insurance Policies and under this Agreement, change the beneficiary designations of the Insurance Policies and exercise settlement options under the Insurance Policies. In the event of an assignment, the assignee shall possess all of the rights and obligations of the Trustee in the Insurance Policies and under this Agreement. The Trustee has all rights to the Insurance Policies not specifically granted to the Corporation by this Agreement, except that the Insurance Policies may not be surrendered nor the death benefit option be changed without the prior written consent of the Corporation.

     4.5 The Trustee shall have the right, exercisable from time to time without the consent of the Corporation, to reduce the death benefit of the Insurance Policies, provided that any reduction shall be made in accordance with the provisions of each Insurance Policy, including, without limitation, the requirement that the face amount of the Insurance Policy which remains after the reduction shall be equal to or greater than the minimum face amount determined in accordance with the Table of Minimum Face Amount Percentages set forth in the Insurance Policy.

                                   ARTICLE V

                                  Termination

     5.1 This Agreement shall terminate only upon the happening of any one of the following events: (a) mutual consent of the Corporation and the Trustee;
(b) termination of employment of the Employee for any reason other than (i) retirement on or after age 65, (ii) retirement on or after age 62 upon at least four months prior written notice to, and with the prior written consent of, the Corporation, (iii) disability, or (iv) death; (c) delivery by the Trustee to the Corporation of written notice of termination; (d) surrender of all of the Insurance Policies with the consent of both the Corporation and the Trustee; and (e) payment in full to the Corporation at any time of the Corporation's Investment in each Insurance Policy, and upon such payment the Corporation shall release the collateral assignment(s) and deliver the Insurance Policies to the Trustee.


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                                   ARTICLE VI

                    Termination of Corporation's Investment

     6.1 Upon the death of the Employee, the Corporation shall receive from the proceeds of each Insurance Policy payable upon such death the full amount of the Corporation's Investment in such Insurance Policy. The balance of the proceeds of such Insurance Policy shall be paid (a) to the beneficiary or beneficiaries designated by the Trustee, or (b) if no such beneficiary has been designated, to the Trust.

     6.2 In the event of the termination of this Agreement under Article V (except as provided in section 5.1(e) of Article V), the Trustee shall have 90 days in which to pay to the Corporation an amount equal to the sum of the Corporation's Investment in each Insurance Policy. Upon the payment of such amount, the Corporation shall release the collateral assignment(s) of the Insurance Policies. If the Trustee does not pay such amount to the Corporation within the 90 day period, (a) the Corporation may surrender such Insurance Policies without the consent of the Trustee or (b) the Trustee may transfer ownership of the Insurance Policies to the Corporation, in either event discharging in full the obligation of the Trustee to pay to the Corporation an amount equal to the sum of the Corporation's Investment in each Insurance Policy and terminating all rights of the Trustee to the Insurance Policies under this Agreement.

                                  ARTICLE VII

                                    Insurers

     7.1 The Insurer issuing an Insurance Policy shall not be deemed to be a party to this Agreement for any purpose or responsible in any way for its validity or enforcement. The Insurer shall not be obligated to inquire as to the distribution or application of any monies payable or paid by the Insurer under the Insurance Policy if the Insurer makes appropriate payment or otherwise performs its contractual obligations in accordance with the terms of the Insurance Policy. The Insurer shall be bound only by the provisions of, and endorsements to, the Insurance Policy. Any payments made or actions taken by the Insurer in accordance with the Insurance Policy shall fully discharge the Insurer from liability.

                                  ARTICLE VIII

                         Amendments and Binding Effect

     8.1 This Agreement shall not be modified or amended except by a written instrument signed by the Corporation and the Trustee. This Agreement shall be binding upon and inure to the benefit of the assigns and the successors of the parties to this Agreement.

     8.2 The provisions of this Agreement shall be construed and enforced according to the laws of the State of Delaware.


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                                   ARTICLE IX

                                 Miscellaneous

     9.1 The Corporation is the named fiduciary of the plan established by this Agreement (the "Plan") for purposes of the Employee Retirement Income Security Act of 1974, as amended, and shall have the authority to control and manage the operation and administration of the Plan.

     9.2 The funding policy of the Plan will be through premium payments to the Insurer pursuant to this Agreement.

     9.3 The basis of payments from the Plan will consist of payments by the Insurer in accordance with each Insurance Policy.

     9.4 If for any reason a claim for benefits under the Plan is denied, the Corporation shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose:

              (a) the claimant's claim shall be deemed filed when presented orally or in writing to the Corporation.

              (b) the Corporation's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

The claimant shall have 60 days following his receipt of the denial of the claim to file with the Corporation a written request for review of the denial. For such review, the claimant or his representative may submit pertinent documents and written issues and comments.

     9.5 The Corporation shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of his claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.



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                                   ARTICLE X

                                     Notice

     10.1 All Notices which are required by or may be given pursuant to the terms of this Agreement must be in writing and must be delivered personally, sent by certified mail, return receipt requested, first-class, postage prepaid, or sent for next business day delivery by a nationally recognized overnight delivery serve as follows:

                       If to Corporation:        Pulitzer Publishing Company
                                                 Attn:  James V. Maloney
                                                 900 North Tucker Boulevard
                                                 St. Louis, Missouri  63101

                       If to Trustee:      Richard A. Palmer, Trustee
                                                 Fulbright & Jaworski L.L.P.
                                                 666 Fifth Avenue
                                                 New York, New York  10021

Any of the addresses or addresses set forth above may be changed from time to time by written notice from the party requesting the change. Such notices and other communications will for all purposes of this Agreement be treated as being effective immediately if delivered personally, or five days after mailing by certified mail, return receipt requested, first-class postage prepaid, or one business day after deposit for next business day delivery by a nationally recognized overnight delivery service.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 27th day of December, 1996.


                                    PULITZER PUBLISHING COMPANY



                                    By /s/ James M. Vogelpohl
                                       ----------------------------
                                       Name:  James M. Vogelpohl
                                       Title: Treasurer



                                    MICHAEL E. PULITZER 1996 LIFE INSURANCE
                                    TRUST



                                    By /s/ Richard A. Palmer
                                       ---------------------------
                                          Richard A. Palmer
                                               Trustee





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                                   EXHIBIT A


     The policy or policies covered by the foregoing Split Dollar Life Insurance Agreement between Pulitzer Publishing Company and Richard A. Palmer, Trustee, include the following:


 Insurer                   Policy No.              Initial Face Amount
--------                   ----------              -------------------
Massachusetts Mutual Life
Insurance Company          0025511                  $5,000,000.00

     EXECUTED this 27th day of December, 1996.

                                    PULITZER PUBLISHING COMPANY



                                    By /s/ James M. Vogelpohl
                                       ---------------------------
                                       Name:  James M. Vogelpohl
                                       Title: Treasurer


                                    MICHAEL E. PULITZER 1996 INSURANCE TRUST



                                    By /s/ Richard A. Palmer
                                       --------------------------
                                       Name:  Richard A. Palmer
                                       Title:  Trustee




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                                   EXHIBIT B

                       SPLIT DOLLAR COLLATERAL ASSIGNMENT


Issuing Company:  Massachusetts Mutual Life Insurance Company ("Insurer")

Policy No.:       0025511                                     ("Policy")
                  --------------------------------------------

Insured:          Michael E. Pulitzer                         ("Insured")
                  --------------------------------------------

Owner/Assignor:   Richard A. Palmer, Trustee under the Michael E. Pulitzer
                                     1996 Insurance Trust
                  ("Assignor")

Assignee:         Pulitzer Publishing Company ("Assignee")


                                    RECITALS

     A. The Assignor desires to assign to the Assignee a collateral interest in the Policy as collateral for certain liabilities of the Assignor to the Assignee pursuant to the Split-Dollar Life Insurance Agreement between the Assignor and the Assignee (the "Split Dollar Agreement") regarding the Policy in accordance with Rev. Rul. 64-328, 1964-2 CB 11.

     B. The Assignee, by accepting this Assignment, agrees to the terms and conditions hereof.

                                   ASSIGNMENT

               1. FOR VALUE RECEIVED, the Assignor hereby assigns, transfers and sets over to the Assignee, its successors and assigns, a collateral interest in and to the Policy, subject to all of the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy.

               2. (a) It is expressly agreed that the Assignee's collateral interest in the Policy shall be strictly limited to the following:

                         (1) Upon surrender of the Policy, the right to obtain
               the whole of the surrender proceeds payable under the terms of the Policy (taking into account any outstanding Policy loan).

                         (2) Upon the death of the Insured, the right to obtain
               that portion of the death proceeds as is equal to the greater of the Aggregate Premiums Paid (as hereinafter defined) or the surrender proceeds payable under the terms of the Policy (taking into account any outstanding Policy loan).

                    (b) For the purposes of this Assignment, the Aggregate Premiums Paid at any time equals the then cumulative net premiums paid by the Assignee under the Policy reduced by the sum of (i) any indebtedness which may exist against the Policy, (ii) any unpaid interest on such indebtedness and (iii) any withdrawals from the Policy; provided, however, that Aggregate Premiums Paid shall not include premiums waived pursuant to the terms of any disability waiver of premiums rider to the Policy.


               3. Notwithstanding any other provision of this Assignment, the Assignee shall have the right to make loans on the Policy, to allocate net premiums among the Guaranteed Principal Account (as defined in the Policy) and the divisions of the Separate Account (as defined in the Policy), to make transfers of values among the Guaranteed Principal Account and the divisions of the Separate Account, and to make withdrawals but not in excess of the then cash surrender value of the Policy. If the Split Dollar Agreement is terminated at any time (other than in accordance with Section 5.1(e) of Article V of the Split Dollar Agreement) and if the Assignee is not paid an amount equal to its collateral interest in the Policy
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               within 90 days thereafter, the Assignee may surrender the Policy without the consent of the Assignor.

                         4. Subject to paragraph 3 above, all other rights and
               interests in the Policy, including, but not limited to, the right to surrender the Policy, the right to designate the beneficiary of the death proceeds under the Policy in excess of the Assignee's collateral interest and the right to reduce the death benefit in accordance with Section 4.5 of Article IV of the Split Dollar Agreement, shall be retained by the Assignor, except the Assignor shall not have the right to make loans on the Policy, transfers of values among the Guaranteed Principal Account and divisions of the Separate Account or withdrawals from the Policy and the Assignor may surrender the Policy or change the death benefit option only with the consent of the Assignee.

                         5. The Insurer is hereby authorized to recognize the
               claims of the Assignee hereunder without any investigation thereof, or giving notice to anyone, including the Assignor, and the Insurer shall not be responsible for the application by the Assignee of any amounts paid by the Insurer. The signature of the Assignee alone shall be sufficient for the exercise of its rights under the Policy assigned hereby, and the receipt of the Assignee for any sums received by it shall be a full discharge and release of the Insurer therefor.

                         6. The Assignor declares that there are no proceedings
               in bankruptcy pending against the Assignor and that the Assignor's property is not subject to any assignment for the benefit of creditors.

                         7. While this Assignment is in force, the Assignor
               directs that all premium notices be sent to the Assignee at the address furnished by the Assignee.

                         8. All provisions of this Assignment shall be binding
               upon and inure to the benefit of the parties hereto and their respective successors and assigns.

               Signed at  New York, New York   on  December 27, 1996 .
                         ----------------------   --------------------
                  (City and State)                        (Date)



                                  MICHAEL E. PULITZER 1996 INSURANCE TRUST
                                                        [Assignor]


                                  By:  /s/ Richard A. Palmer
                                  --------------------------
                                  Name:  Richard A. Palmer
                                  Title: Trustee


                                  ACCEPTANCE OF ASSIGNMENT

                                  Date:  December 27, 1996
                                         -----------------

                                  PULITZER PUBLISHING COMPANY
                                                    [Assignee]


                                  By:  /s/ James M. Vogelpohl
                                      -----------------------
                                  Name:  James M. Vogelpohl
                                  Title:  Treasurer